Exhibit 99.1

WASTE INDUSTRIES USA, INC. Reports Third Quarter 2005 Results

Raleigh, NC, Tuesday, November 1, 2005 — Waste Industries USA, Inc. (NASDAQ: WWIN), a regional, non-hazardous solid waste services company, today reported unaudited financial results for the third quarter ended September 30, 2005.

In the second quarter of 2005, the Company sold certain operations in the Atlanta, Georgia region that qualified as discontinued operations, impacting the previously reported 2004 and 2005 results. All periods have been restated to present the results for these operations as discontinued operations.

For the quarter ended September 30, 2005, revenue increased 11.9% to $82.9 million, compared to $74.1 million for the quarter ended September 30, 2004. Operating income for the third quarter 2005 decreased 2.6% to $7.4 million, compared to $7.6 million for the same period in 2004. Income from continuing operations for the third quarter 2005 was $3.0 million, or $0.22 per diluted share, a 12.0% decrease from income from continuing operations of $3.5 million, or $0.25 per diluted share, for the third quarter of 2004.

For the nine months ended September 30, 2005, revenue increased 6.6% to $229.5 million, compared to $215.2 million for the same period in 2004. Operating income decreased 4.0% to $20.7 million, compared to $21.6 million for the same period in 2004. Income from continuing operations for the nine months ended September 30, 2005 was $8.1 million, or $0.59 per diluted share, a 12.0% decrease from income from continuing operations of $9.3 million, or $0.68 per diluted share, for the same nine-month period in 2004. Income from discontinued operations for the nine months ended September 30, 2005 was $0.1 million including the effect of a $0.4 million gain (net of income taxes) from the sale of operations.

Jim W. Perry, President and CEO of the Company, stated, “Drastically higher fuel cost and the costs we are incurring to meet Sarbanes-Oxley compliance standards are challenging, but the bright spots include strategic revenue growth and more waste internalization into our landfills.”

The Company will host a conference call to discuss its third quarter results on November 2, 2005 at 2:00 PM (Eastern Time). The call number is (800) 967-7140 and the confirmation number is 4988413. The conference call will also be broadcast live over the Internet at http://www.waste-ind.com under the “Investor Relations” tab. A replay of the call will be available through November 15, 2005 and may be accessed by calling (888) 203-1112 and using confirmation number 4988413.

Waste Industries USA, Inc. is a vertically integrated solid waste services company that provides collection, transfer, disposal and recycling services to commercial, industrial and residential customer locations in the states of North Carolina, South Carolina, Virginia, Tennessee, Georgia and Florida.

The tables attached to this press release contain references to operating income before depreciation and amortization and free cash flow, which are considered non-GAAP financial measures. Tables reconciling operating income before depreciation and amortization and free cash flow to the appropriate GAAP measures for each period presented are included in the attached supplemental data. The Company defines free cash flow as cash flows from operating activities less capital expenditures plus proceeds from the sale of fixed assets. Operating income before depreciation and amortization and free cash flow do not represent, and should not be considered as, an alternative to net income or cash flows from operating, investing and financing activities, each as determined in accordance with GAAP. The Company’s definitions of operating income before depreciation and amortization and free cash flow might not be comparable to similarly titled measures reported by other companies. The Company has included information concerning operating income before depreciation and amortization and free cash flow because it believes that operating income before depreciation and amortization and free cash flow provide additional information for determining its ability to meet debt service requirements and that these measures are two indicators upon which the Company, its lenders and some investors assess its financial performance and its capacity to service debt. The Company therefore interprets the trends that operating income before depreciation and amortization and free cash flow depict as measures of its liquidity.

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the statement will include words such as the Company “believes,” “anticipates,” “expects” or words of similar import. Similarly, statements that describe the Company’s future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to risks and uncertainties, such as fuel prices, weather conditions, managing growth, economic trends and risks in the development and operation of landfills that could cause actual results to differ materially from those currently anticipated. Consider these factors carefully in evaluating the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements.

WASTE INDUSTRIES USA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2005	2004	2005
Revenues:
Service	$73,806	$82,727	$214,544	$229,018
Equipment	246	150	646	461

Total revenues	74,052	82,877	215,190	229,479

Operating cost and expenses:
Operations	50,235	56,635	143,849	155,321
Equipment sales	138	83	377	287
Selling, general and administrative	9,092	11,180	27,626	31,195
Depreciation and amortization	7,001	7,756	21,859	22,244
Gain on sale of property and equipment	(63)	(223)	(313)	(447)
Impairment of property and equipment and other assets	1	—	189	143

Total operating costs and expenses	66,404	75,431	193,587	208,743

Operating income	7,648	7,446	21,603	20,736

Interest expense	2,367	2,434	7,313	7,395
Interest income	(32)	(29)	(82)	(61)
Other income	(95)	(110)	(176)	(191)

Total other expense (income) net	2,240	2,295	7,055	7,143

Income from continuing operations before income taxes	5,408	5,151	14,548	13,593
Income tax expense	1,953	2,111	5,289	5,446

Income from continuing operations	3,455	3,040	9,259	8,147

Discontinued operations:
Income (loss) from discontinued operations (net of income taxes)	(52)	—	28	(304)
Gain on sale of operations (net of income taxes)	—	—	—	389

Net income from discontinued operations	(52)	—	28	85

Net income	$3,403	$3,040	$9,287	$8,232

Earnings per share:
Basic:
Income from continuing operations	$0.25	$0.22	$0.69	$0.60
Discontinued operations	—	—	—	—

Net income	$0.25	$0.22	$0.69	$0.60

Diluted:
Income from continuing operations	$0.25	$0.22	$0.68	$0.59
Discontinued operations	—	—	—	0.01

Net income	$0.25	$0.22	$0.68	$0.60

Weighted-Average Number Of Shares Outstanding:
Basic	13,509	13,706	13,502	13,640
Diluted	13,678	13,852	13,673	13,811

WASTE INDUSTRIES USA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

		(Unaudited)
	December 31, 2004	September 30, 2005
ASSETS
Current assets:
Cash and cash equivalents	$2,445	$147
Receivables, net	31,602	37,799
Other	7,028	6,510

Total current assets	41,075	44,456

Property and equipment, net	198,551	212,757
Intangible assets, net	92,702	106,079
Other noncurrent assets	4,720	4,372

Total assets	$337,048	$367,664

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	10,733	10,733
Accounts payable - trade	14,627	13,683
Other accrued liabilities and deferred revenues	22,570	29,522

Total current liabilities	47,930	53,938

Long-term debt, net of current maturities	145,930	158,212
Other liabilities	25,477	28,839

Total liabilities	219,337	240,989

Shareholders’ equity:	117,711	126,675

Total liabilities and shareholders’ equity	$337,048	$367,664

WASTE INDUSTRIES USA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Nine Months Ended September 30,
	2004	2005
Operating Activities:
Net income	$9,287	$8,232
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,030	22,463
Amortization of debt issuance costs	559	762
Impairment of property and equipment and other assets	189	143
Gain on sale of property and equipment	(313)	(447)
Gain on sale of discontinued collection and hauling operations	—	(389)
Stock compensation expense	21	60
Provision for deferred income taxes	—	2,062
Provision for doubtful accounts	1,492	1,651
Changes in assets and liabilities, net of effects from acquisition and disposition of related businesses	(3,088)	(1,859)

Net cash provided by operating activities	30,177	32,678

Investing Activities:
Acquisitions of related business, net of cash acquired	(888)	(28,618)
Settlement of acquisition liabilities	(843)	(655)
Proceeds from sale of insurance policy	—	164
Increase in restricted cash	—	(148)
Proceeds from sale of property and equipment	1,550	1,995
Purchases of property and equipment	(20,440)	(27,382)
Proceeds from sale of discontinued collection and hauling operations	—	7,913

Net cash used in investing activities	(20,621)	(46,731)

Financing Activities:
Proceeds from issuance of long-term debt	15,000	47,697
Principal payments of long-term debt	(23,718)	(35,415)
Principal payments of capital lease obligations	(160)	(150)
Financing costs	(3)	(59)
Payment of dividends	(1,080)	(2,191)
Net proceeds from exercise of stock options	110	1,873

Net cash provided by (used in) financing activities	(9,851)	11,755

Decrease in cash and cash equivalents	(295)	(2,298)
Cash and cash equivalents, beginning of period	4,127	2,445

Cash and cash equivalents, end of period	$3,832	$147

Supplemental disclosures of cash flow information:
Cash paid for interest	$6,761	$6,961

Cash paid for taxes	$3,984	$3,508

EARNINGS RELEASE - SUPPLEMENTAL DATA (dollars in thousands)

	3 Q 2004	3 Q 2005
REVENUE MARGINS
Cost of operations	68.0%	68.4%
S G & A	12.3%	13.5%
Depreciation and amortization	9.5%	9.4%
Interest expense, (net)	3.2%	2.9%
Income from continuing operations (pre-tax)	7.3%	6.2%
Income tax expense	2.6%	2.5%
Income from continuing operations	4.7%	3.7%

OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION
Operating income	$7,648	$7,446
Depreciation and amortization	7,001	7,756

Operating income before depreciation and amortization	$14,649	$15,202

	YTD 04	YTD 05
CAPITAL EXPENDITURES DETAIL
Collection & Transportation	$18,577	$20,712
Landfill Development	1,863	6,670

Total capital expenditures	$20,440	$27,382

FREE CASH FLOW RECONCILIATION
Net cash provided by operating activities	$30,177	$32,678
Less: Capital expenditures	(20,440)	(27,382)
Plus: Proceeds from disposal of assets	1,550	1,995

Free cash flow	$11,287	$7,291

	12/31/04	9/30/05
DEBT TO TOTAL CAPITAL (includes capital leases)	57.2%	57.2%

TOTAL LIABILITIES TO EQUITY	1.9	1.9

DAYS SALES OUTSTANDING	36	34

3 Q 05
SERVICE REVENUE MIX
Collection:
Industrial	27.9%
Commercial	26.7%
Residential	21.8%
Disposal and transfer	16.3%
Recycling service	1.5%
Recycled commodity sales	1.5%
Other	4.3%

Total Service Revenue	100.0%

SERVICE REVENUE GROWTH
Price	1.1%
Volume	2.1%
Energy surcharge	1.7%

Total internal growth	4.9%
Recycling commodities	-0.3%
Acquisitions	7.5%

Total service revenue growth	12.1%